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           Proxy Statement Pursuant to Section 14(a) of the Securities
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                          Jacksonville Bancorp, Inc.
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                (Name of Registrant as Specified In Its Charter)

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         Jacksonville Bancorp, Inc. and Franklin Bank Corp. to
                 Merge in $72.5 Million Transaction

     Jacksonville, Texas (Aug. 12, 2003) - Jacksonville Bancorp, Inc. of Jacksonville, Texas (NASDAQ: JXVL) today announced that it has signed a definitive agreement with Franklin Bank Corp. of Houston, Texas by which Franklin will acquire Jacksonville Bancorp and merge their Texas savings bank subsidiaries.

     As a result of the merger, Jacksonville shareholders will receive $37.50 per share in cash. The total consideration to be received by Jacksonville shareholders will be approximately $72.5 million on a diluted basis.

     "This transaction represents excellent value for Jacksonville shareholders," said Jerry Chancellor, President and CEO of Jacksonville Bancorp. "Our shareholders will realize a premium of approximately 25% to our closing price on the Nasdaq National Market on August 11, 2003, and our customers will have an opportunity to access expanded product offerings and additional banking offices. Both of our organizations have a like commitment to providing high quality client service. We are convinced that by combining our resources, we will be better able to serve the customers in our community with the same excellence that has been our hallmark since 1925."

     "The acquisition of Jacksonville is consistent with our growth and business strategy," stated Anthony Nocella, Franklin's president and chief executive officer. "The transaction provides us with a community-based retail banking presence in a growing region of the east Texas market, and provides a solid base for continued growth in the region. We are also pleased that Jerry will be joining Franklin as an officer and a member of our bank board of directors following the merger."

     Jacksonville Bancorp had $471.7 million in assets, $385.7 million in deposits and $43.9 million in stockholders' equity as of June 30, 2003. Jacksonville's principal operating subsidiary, Jacksonville Savings Bank, SSB, operates nine banking offices in and around Cherokee County, Texas. Jacksonville Bank provides retail banking products, originates single family residential mortgage loans and, to a lesser extent, multi-family and commercial real estate, construction, land, business and consumer loans. Franklin Bank Corp. is a Texas-based savings and loan holding company with approximately $1.2 billion in assets, $601.7 million in deposits and $101.1 million in stockholders' equity as of June 30, 2003. Franklin's wholly-owned bank subsidiary, Franklin Bank, S.S.B., is a Texas state savings bank that originates single-family residential mortgage loans, provides retail banking products and services, originates residential construction loans and provides mortgage banker finance products and services.

     In connection with the merger agreement, the directors and officers of Jacksonville, representing in the aggregate approximately twelve percent of the outstanding Jacksonville shares, executed voting agreements with Franklin under which they have agreed to vote in favor of the merger. The merger is subject to approval by Texas and U.S. regulators and the Jacksonville shareholders, completion of financing by Franklin and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2003 pending the satisfaction of these conditions.

     Jacksonville was advised in this transaction by Trident Securities and Elias, Matz, Tiernan & Herrick LLP, and Franklin was advised in this transaction by Friedman, Billings, Ramsey & Co., Inc. and Wachtell, Lipton, Rosen & Katz.

                     *    *    *    *    *    *

SOURCE: Jacksonville Bancorp, Inc.

Bill W. Taylor, Executive Vice President, C.F.O. of Jacksonville Bancorp, Inc. +1-903-586-9861
(JXVL)
                     *    *    *    *    *    *
Jacksonville Bancorp, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger between the Company and a wholly owned subsidiary of Franklin Bank Corp. The participants in this solicitation may be deemed to include the directors and executive officers of the Company. As of July 31, 2003, the directors and executive officers of the Company as a group beneficially owned approximately 12% of the Company's outstanding common stock. Additional information about the directors and executive officers of the Company is included in the Company's proxy statement for its 2003 Annual Meeting of Shareholders dated January 21, 2003. Information will also be included in a proxy statement to be filed by the Company in connection with the proposed merger. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting Jacksonville Bancorp, Inc., Commerce and Neches Streets, Jacksonville, Texas 75766, Attention Sandra Thompson, Secretary, telephone
(903) 586-9861.

The Company will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. This press release is not an offer to sell, nor the solicitation of offers to buy, any securities of Franklin.

Safe Harbor
This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements.

Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied, that regulatory approvals will not be obtained or that the shareholders of Jacksonville Bancorp, Inc. will not approve the merger.

Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined company; the general economic conditions, either nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies' business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.